EXHIBIT 99.1

ACME Communications Announces First Quarter 2008 Results

SANTA ANA, Calif., May 14, 2008 (PRIME NEWSWIRE) -- ACME Communications, Inc. (Nasdaq:ACME) today announced financial results for the first quarter ended March 31, 2008.

Our net revenues from continuing operations increased 13% to $8.2 million for the first quarter compared to net revenues of $7.2 million in the first quarter of 2007. The increase was driven by a 2% increase in net revenues at our television stations and the inclusion of The Daily Buzz in our consolidated first quarter 2008 results compared to the first quarter of 2007 when the venture's results were accounted for using the equity-method. Operating expenses, which include the cost of The Daily Buzz, were up 12% to $9.0 million compared to $8.1 million for the first quarter of 2007. On a cash-based basis, our station operating expenses increased 6%, principally on higher programming payments. Our resulting broadcast cash flow for the quarter was $425,000 compared to $611,000 for the first quarter of 2007, a 30% decrease. Our net loss from continuing operations was $1.6 million compared to $1.1 million for the first quarter of 2007 on higher tax expense as our first quarter 2007 tax provision was net of a current tax benefit used to offset the tax on the gain from our February 2007 sale of our Ft. Myers station.

Commenting on the quarter's results, Jamie Kellner, ACME's Chairman and CEO, said, "We are pleased to report a net revenue gain during a quarter where most broadcasters experienced year-over-year declines. While the environment remains challenging and the advertising outlook is uncertain, our revenue growth has continued into the current quarter -- driven by prudent investments in programming and promotion in the face of a disappointing performance by our primary network, The CW. At the same time, we have kept a tight lid on all other station operating costs and have continued to benefit from reduced corporate expenses. Despite the difficult M&A market, we continue to pursue all options for monetizing our station assets in the best interest of our shareholders."

Use of Broadcast Cash Flow, Adjusted EBITDA and Same Station Results

GAAP refers to generally accepted accounting principles in the United States. Broadcast cash flow, station cash-based operating expenses and adjusted EBITDA are non-GAAP measures. Broadcast cash flow is commonly used as an indicator of operating performance for broadcasting companies and is also used to value broadcasting assets. Station cash-based operating expenses, which use program payments in place of program amortization, exclude our Daily Buzz production costs and exclude non-cash operating expenses like depreciation and amortization, impairment of intangibles and equity-based compensation, are an important metric in determining our cash expense growth. Adjusted EBITDA is also used as a performance measure and often used to measure a company's ability to service debt, as evidenced by the fact that our senior credit facility historically contained financial covenants relating to our adjusted EBITDA.

Broadcast cash flow, station cash-based operating expenses and adjusted EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. We consider operating loss to be the most comparable GAAP measure to broadcast cash flow and to adjusted EBITDA; therefore, the Company has included a reconciliation of operating loss to broadcast cash flow and adjusted EBITDA in Supplemental Table 1. A reconciliation of operating expenses to cash-based station operating expenses is included in Supplemental Table 2. Because broadcast cash flow, cash-based station operating expenses and adjusted EBITDA are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, the broadcast cash flow, cash-based station operating expenses and adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

Second Quarter 2008 Outlook

Based on our current sales pacings, we expect second quarter 2008 net revenues at our continuing stations to increase 3-5% over our second quarter 2007 station net revenues of $8.3 million and we expect cash-based station expenses to increase 3-5% above the levels of the prior year quarter on higher programming payments. We expect resulting broadcast cash flow for the second quarter of 2008 to be in the range of $1.0 - $1.2 million, compared to broadcast cash flow of $761,000 for the second quarter of 2007.

First Quarter Conference Call

Senior management of ACME will host a conference call to discuss their first quarter 2008 results on Wednesday, May 14th at 10:00 a.m. Eastern Time. To access the conference call, please dial 973-582-2700 ten minutes prior to the start time. A replay of the conference call will be available through Wednesday, May 28, 2008 by dialing 800-642-1687 (U.S.) or 706-645-9291 (International), passcode 46452498. In addition, we will provide a live webcast of the conference call on our Web site, located at http://www.acmecommunications.com. The webcast will also be archived on our Web site until May 28, 2008.

About ACME Communications

ACME Communications, Inc. owns and operates six television stations serving markets covering 2.2% of the nation's television households. The Company's stations are: KWBQ-TV and KASY-TV, Albuquerque-Santa Fe, NM; WBXX-TV, Knoxville, TN; WBDT-TV, Dayton, OH; WIWB-TV, Green Bay-Appleton, WI and WBUW-TV, Madison, WI. All of the Company's stations, except KASY-TV, a MyNetworkTV affiliate, are affiliates of The CW Network. The Company also produces The Daily Buzz, a nationally syndicated morning news and lifestyle program which airs on more than 140 television stations across the country. Our shares are traded on the NASDAQ Stock Market under the symbol: ACME.

Forward-Looking Statements:

The matters discussed in this press release include forward-looking statements. In addition, when used in this press release, the words "will", "expects", "intends" and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including (but not limited to) the ratings growth or decline of our programming, including The CW Network and, to a lesser extent, MyNetworkTV, the impact of changes in national and regional economies, including advertising demand, pricing fluctuations in local and national advertising, volatility in programming costs, and the other risk factors set forth in the Company's 2007 Form 10-K filed with the Securities and Exchange Commission on March 31, 2008. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

              ACME Communications, Inc. and Subsidiaries
                 Consolidated Statements of Operations
                              (Unaudited)
                 (In thousands, except per share data)

                                                  Three Months Ended
                                                      March 31,
                                                ----------------------
                                                  2008           2007
                                                -------        -------

 Net revenues                                   $ 8,158        $ 7,222
                                                -------        -------

 Operating expenses:
   Cost of service:
     Programming, including program
      amortization                                3,402          2,278
     Other costs of service (excluding
      depreciation and amortization of $755
      and $784 for the three months ended
      March 31, 2008 and 2007, respectively)      1,235          1,224
   Selling, general and administrative
    expenses                                      2,994          2,934
   Depreciation and amortization                    762            791
   Corporate expenses                               613            837
                                                -------        -------
       Operating expenses                         9,006          8,064
                                                -------        -------

       Operating loss                              (848)          (842)

 Other income (expenses):
   Interest, net                                    (95)            28
   Equity in losses of unconsolidated
    affiliates                                       --           (251)
                                                -------        -------
 Loss from continuing operations before
  income taxes                                     (943)        (1,065)
 Income taxes                                      (695)           (36)
                                                -------        -------
 Loss from continuing operations                 (1,638)        (1,101)
                                                -------        -------
 Discontinued operations:
   Income from discontinued operations,
    before income taxes                               8         25,603
   Income taxes                                      --           (249)
                                                -------        -------
     Income from discontinued operations              8         25,354
                                                -------        -------
       Net income (loss)                        $(1,630)       $24,253
                                                =======        =======

 Net income (loss) per share, basic and
  diluted:
   Continuing operations                        $ (0.10)       $ (0.07)
   Discontinued operations                         0.00           1.58
                                                -------        -------
     Net income (loss) per share                $ (0.10)       $  1.51
                                                =======        =======

 Weighted average basic and diluted common
  shares outstanding                             16,047         16,047
                                                =======        =======

 Supplemental Table 1
 --------------------

               ACME Communications Inc. and Subsidiaries
        Reconciliation of Operating Loss to Broadcast Cash Flow
                         and Adjusted EBITDA
                              (Unaudited)
                            (In thousands)

                                                  Three Months Ended
                                                      March 31,
                                                ----------------------
                                                  2008           2007
                                                -------        -------

 Operating loss                                 $  (848)       $  (842)

 Add (less):
   Stock-based compensation at stations              30             37
   Depreciation and amortization                    762            791
   Amortization of program rights                 1,541          1,417
   Corporate expenses                               613            837
   Equity in losses of The Daily Buzz,
    before depreciation                              --           (161)
   Program payments                              (1,673)        (1,468)
                                                -------        -------
     Broadcast cash flow (1)                        425            611

 Add (less):
   Corporate expenses                              (613)          (837)
   Stock-based compensation at corporate             24             42
                                                -------        -------

     Adjusted EBITDA                            $  (164)       $  (184)
                                                =======        =======

 Broadcast cash flow margin (1)                     5.2%           8.5%
 Adjusted EBITDA margin (1)                        -2.0%          -2.5%
                                                =======        =======

 (1) We define:

   * Broadcast cash flow as operating income (loss), plus stock-based compensation, depreciation and amortization, amortization of program rights, impairment of broadcast licenses and corporate expenses, less program payments (excluding program payments related to construction permits);

   * Adjusted EBITDA as broadcast cash flow less corporate expenses, exclusive of stock-based compensation;

   * Broadcast cash flow margin is broadcast cash flow as a percentage of net revenues; and

   * Adjusted EBITDA margin is adjusted EBITDA as a percentage of net revenues.

 Supplemental Table 2
 --------------------

               ACME Communications Inc. and Subsidiaries
      Reconciliation of Operating Expenses to Cash-Based Station
                          Operating Expenses
                              (Unaudited)
                            (In thousands)

                                                  Three Months Ended
                                                      March 31,
                                                ----------------------
                                                  2008           2007
                                                -------        -------

 Operating expenses                             $ 9,006        $ 8,064

 Add (less):
   Program payments                               1,673          1,468
   Depreciation                                    (762)          (791)
   Corporate expense                               (613)          (837)
   Barter program costs                            (747)          (696)
   Program amortization                          (1,541)        (1,417)
   Daily Buzz production costs                     (878)            --
   Stock-based compensation at stations             (30)           (37)
                                                -------        -------

  Total cash-based station operating expenses   $ 6,108        $ 5,754
                                                =======        =======

 Supplemental Table 3
 --------------------

               ACME Communications Inc. and Subsidiaries
        Reconciliation of Net Revenues to Station Net Revenues
                              (Unaudited)
                            (In thousands)

                                                  Three Months Ended
                                                      March 31,
                                                ----------------------
                                                  2008           2007
                                                -------        -------

 Net revenues                                   $ 8,158        $ 7,222
 Less: Daily Buzz net revenues                     (780)            --
                                                -------        -------
   Station net revenues                         $ 7,378        $ 7,222
                                                =======        =======

CONTACT:  ACME Communications, Inc.
          Tom Allen
          714/245-9499

          Brainerd Communicators, Inc.
          Dru Ortega
          212/986-6667